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Exhibit 10.3

                             MODIFICATION AGREEMENT

         THIS NOTES MODIFICATION AGREEMENT (this "AGREEMENT") is entered into as of the 29th day of June, 2001, by and between TELENETICS CORPORATION, a California corporation (the "ISSUER"), and DOLPHIN OFFSHORE PARTNERS, L.P. (the "HOLDER").

                                 R E C I T A L S
                                 ---------------

         WHEREAS, the Issuer is the maker of that certain 12% Unsecured Promissory Note, dated January 22, 2001, in the principal amount of $325,000 (the "12% NOTE"), in favor of the Holder; and

         WHEREAS, the Issuer is the maker of that certain 7.0% Convertible Subordinated Debenture Due January 2, 2003, dated January 2, 2001, in the principal amount of $2,115,000 (the "7.0% DEBENTURE"), in favor of the Holder; and

         WHEREAS, the Issuer is the maker of that certain 10% Subordinated Unsecured Promissory Note Due 2001, dated February 4, 2000, in the principal amount of $250,000 (the "10% NOTE"), in favor of the Holder (the 12% Note, the 7.0% Debenture, and the 10% Note are collectively referred to herein as the "NOTES"); and

         WHEREAS, the Issuer and the Holder desire to amend Notes as provided herein.

                                A G R E E M E N T
                                -----------------

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. WAIVER OF EVENTS OF DEFAULT. The Holder hereby waives any and all defaults under the 7.0% Debenture, including but not limited to any Events of Default, as defined in Section 14 of the 7.0% Debenture, that have occurred from the date of the 7.0% Debenture through the date hereof (collectively, "DEFAULTS"), and waives any and all consequences that arise from any such Defaults including, but not limited to, any increase in the annual interest rate of the Debentures (as defined in the 7.0% Debenture) as a result thereof.

         2. WAIVER OF FUTURE EVENTS OF DEFAULT. The Holder hereby waives any and all defaults under the 7.0% Debenture or any of the Debentures (as defined in the 7.0% Debenture) or any other evidences of Indebtedness (as defined in
Section 17 of the 7.0% Debenture), including, but not limited to, any Events of Default within Sections 14 of the 7.0% Debenture, that occur from the date hereof through September 30, 2001, and waives any and all consequences that arise from any such defaults including, but not limited to, any increase in the annual interest rate of the Debentures as a result thereof.

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         3. CHANGE IN INTEREST PAYMENT DATE. The Interest Payment Date under the
7.0% Debenture is hereby changed from semiannual payments of interest in arrears on January 2 and July 2 in each year to quarterly payments of interest in arrears on March 2, June 2, September 2, and December 2 in each year. Any and all references in the 7.0% Debenture to semiannual interest payments are hereby changed to quarterly interest payments.

         4. INCREASE IN INTEREST RATE OF 7.0% DEBENTURE. Commencing on July 1, 2001, and continuing until the principal amount of the 7.0% Debenture is paid, the interest rate on the outstanding principal balance of the 7.0% Debenture shall be increased from seven percent (7.0%) per annum to ten percent (10%) per annum. Subject to SECTION 2 hereof, in the event the Issuer does not make a quarterly interest payment within fifteen (15) days after the applicable Interest Payment Date (as defined in the 7.0% Debenture), the interest rate for such quarterly period (to the extent that the payment of such interest shall be legally enforceable) shall be fifteen percent (15%) per annum (or at such higher rate as provided in Section 14 of the 7.0% Debenture) on any overdue principal and on any overdue installment of interest, which amount shall accrue daily, from the date such interest is due under the 7.0% Debenture (i.e. the beginning of the quarterly period in which such interest payment is due) through and including the date of payment.

         5. EXTENSION OF TERM OF 12% NOTE. The Maturity Date of the 12% Note, as defined therein, is hereby extended to July 2, 2002.

         6. INCREASE IN INTEREST RATE OF 12% NOTE. Commencing on October 1, 2001, and continuing through December 31, 2001, the interest rate on the outstanding principal balance of the 12% Note shall be increased from twelve percent (12%) per annum to fifteen percent (15%) per annum. Commencing on January 1, 2002, and continuing until the principal amount of the 12% Note is paid, the interest rate on the outstanding principal balance of the 12% Note shall be increased from fifteen percent (15%) per annum to eighteen percent (18%) per annum.

         7. EXTENSION OF TERM OF 10% NOTE. The maturity date of the 10% Note is hereby extended from May 15, 2001 to July 2, 2002.

         8. INCREASE IN INTEREST RATE OF 10% NOTE. Commencing on July 1, 2001 and continuing until the principal amount of the 10% Note is paid, the interest rate on the outstanding principal balance of the 10% Note shall be increased from ten percent (10%) per annum to fifteen percent (15%) per annum; PROVIDED, HOWEVER, that if the Issuer notifies the Holder on or before March 31, 2002 that the Issuer intends to prepay the outstanding principal balance of the 10% Note on or within nine (9) days prior to April 10, 2002, and the Issuer actually prepays such outstanding principal balance on or prior to such date, then the Holder shall waive all interest that accrued on such outstanding principal balance from January 1, 2002 through April 10, 2002.

         9. REMAINDER OF NOTE TERMS. Except as specifically modified or amended by the terms hereof, all other terms and conditions of the Notes shall remain in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"ISSUER"                                    TELENETICS CORPORATION,
                                            a California corporation

                                            By: /S/ DAVID STONE
                                                --------------------------------

                                                Its:     CFO
                                                     ---------------------------

"HOLDER"                                    DOLPHIN OFFSHORE PARTNERS, L.P.

                                            By: /S/ PETER SALAS
                                                --------------------------------

                                                Its:     GENERAL PARTNER
                                                      --------------------------

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